1 Q1 2021 Earnings Highlights SVB Financial Group Q1 2021 CEO Letter April 22, 2021 To our Stakeholders: SVB’s first quarter of 2021 was the best in our history, with Earnings Per Share of $10.03, Net Income of $532 million and Return on Equity of 27 percent. Q1’21 highlights: Exceptional growth and profitability – best quarter on record Our quarterly results were marked by exceptional balance sheet growth due to continued robust client liquidity in the thriving innovation markets we serve. Period-end assets reached $142 billion, a 90% increase year-over-year; and total client funds reached $288 billion, a 71% year-over-year increase. Our exceptional balance sheet growth drove better-than-forecast quarterly net interest income of $665 million, despite the low rate environment. Our quarterly performance reflected average loan growth of 11% driven by sustained high levels of private equity investment and strong borrowing by technology and healthcare/life science companies. Credit metrics remained stable, excluding a loss related to potential fraud, and improving economic forecasts drove a reserve release. We had record warrant and investment gains of $364 million, net of non-controlling interests, from an acceleration of client IPOs and SPAC activity. Core fee income improved as record foreign exchange and higher card and deposit fee revenues offset the impact of low interest rates in client investment fees. SVB Leerink booked record quarterly revenues of $167 million, due to strong public market activity in healthcare and life sciences. Given our better-than forecast performance, expenses were higher than our previous Q1’21 guidance. Our capital and liquidity remained strong, and we have raised $2.4 billion of debt and equity through April 22, 2021, to support our increased growth momentum – as indicated in our improved 2021 outlook -- and accelerated investment in our business. Strong markets and effective execution are driving extraordinary growth Liquidity continues to flow into the innovation markets, due to robust venture capital and private equity activity, vibrant funding and exit markets, and the acceleration of digital adoption and activity in healthcare. We are executing strongly across the business and continue to gain new clients at a rapid pace, adding more than 1,600 new clients in Q1 (an all-time high). Through consistent focus on client engagement and deepening and expanding our solutions to better meet clients’ needs, we are growing and lengthening our client relationships. The investments we’ve made in people, technology and infrastructure have been essential to supporting and driving our growth, and the success of our strategy is evident in our exceptional balance sheet growth and peer-leading profitability.

2 Q1 2021 Earnings Highlights Robust tailwinds supporting the innovation economy Coming out of the first quarter of 2021, we see significant tailwinds for growth in the innovation economy. The outperformance of innovation companies relative to the broader economy is attracting strong new liquidity, on top of the already significant levels of venture capital and private equity dry powder available for investment globally. At the same time, the acceleration of digital adoption and healthcare activity is increasing the number of opportunities for deploying this liquidity. Although the positive momentum we’re seeing could be affected by a rise in COVID-19 infection rates or global economic or geopolitical events, given the substantial liquidity in our markets, current low interest rates and the expectation that short-term rates will remain low until at least 2023, we expect the innovation economy to continue to attract investment. Robust client funds growth over time Robust funding and exit trends have fueled client liquidity in the past year, while our business diversification, client engagement and client acquisition strategies have positioned us to capture this liquidity over time. The dynamism of the venture capital and private equity industries is essential to our growth, but our unique liquidity franchise and long-term momentum in the innovation economy have created a resilience in our client funds, which have typically grown strongly during times of peak VC and PE investment and recovered relatively quickly following periods of pullback. While the growth is significant, over time our business model has shown the increase in liquidity to be sustainable. That said, we are always mindful of the risk of deposit outflows and continue to manage our securities portfolio to support our liquidity needs. Active capital management Our exceptional balance sheet growth in the last two quarters has outpaced our forecasts and we have significantly raised our growth outlook as a result. Our high-quality balance sheet; off-balance sheet solutions; and robust and highly profitable earnings power have historically provided enough support for our capital and liquidity. While our risk-based capital ratios remain very healthy, in the first quarter, we raised $1.0 billion in common stock, $750 million in preferred stock and $500 million in senior notes and down-streamed $2.0 billion of the proceeds to Silicon Valley Bank. On April 14th, we issued an additional $150 million of common stock following the full exercise of the underwriters' over-allotment option. Raising common equity raise provides high quality capital to support our growth and gives us additional capacity to utilize preferred equity and senior debt, as we have done previously, to support our growth. These issuances enable us to sustain our growth momentum, maintain our strong client acquisition and retention, and support our capital targets – particularly the tier 1 leverage ratio at the Bank. We have also taken actions, through the addition of $10 billion of receive floating interest rate swaps, to position the securities portfolio for higher rates, along with the designating $3 billion in investment securities from available-for-sale (AFS) to held-to-maturity (HTM). This also has the benefit of protecting tangible book value against fluctuations in other comprehensive income and provides additional balance sheet flexibility.

3 Q1 2021 Earnings Highlights We are focused on seizing the opportunity we see in our markets and expect to continue to optimize our capital composition as appropriate to support our current growth, drive future growth and advance our strategic priorities. Our vision: Be the most sought-after digital-age partner helping innovators, enterprises and investors move bold ideas forward fast Our long-term focus on a small number of dynamic markets has allowed us to develop differentiated expertise in working with our clients through challenging periods – providing tailored products, critical solutions, insights, and connections to accelerate their growth and increase the probability of their success. Over the years, we’ve built a network of relationships that would be difficult for any other company to replicate, and we have demonstrated our ability to stick with and provide value to our clients through good times and bad. Our unique platform and specialized approach have translated into deep relationships in a growing market that have driven strong levels of client liquidity and profitability. We are focused on deepening and expanding our platform, both organically and via strategic investments and acquisitions. Together, our four business lines (Silicon Valley Bank, SVB Private Bank, SVB Capital and SVB Leerink) form a powerful platform for increasing our clients’ probability of success and meeting their needs as they grow. We’ve recently made several key announcements to this end. In 2020, we acquired WestRiver Group’s debt investment business to establish a credit platform at SVB Capital that provides investors with additional investment opportunities in the innovation economy and commercial banking clients with new debt options. In January 2021, we announced our agreement to acquire Boston Private Financial Holdings, which we expect to close in mid-2021, subject to customary closing conditions. We expect this acquisition to significantly accelerate and scale the growth of our private bank and wealth management strategy, enabling us to capture a larger portion of this estimated $400 billion* opportunity among our clients. And we have recently made a significant number of strategic hires at SVB Leerink, to build or expand our equity capital markets, structured finance, leveraged finance and healthcare investment banking capabilities. Accelerating investments in our strategic priorities to extend our competitive advantage We are executing strongly on our vision to drive growth and profitability, without sacrificing our credit discipline and philosophy. We’ve supported these efforts by investing in our strategic priorities of enhancing client experience, improving employee enablement, driving revenue growth and enhancing risk management. Our investments have enabled us to accelerate our client acquisition by onboarding and delivering products more efficiently and deepen our client relationships by introducing products to better meet client needs at all life stages. They have also allowed us to develop or acquire critical leadership and skill sets that we need to expand our leadership position and continue growing. Investment in our strategic priorities is critical to our future growth, and we expect to continue expanding our business organically through geographic, client and product expansion, while pursuing * Estimated Total Client Position (TCP) of SVB’s current clients based SVB management estimates (2020). TCP includes potential wealth management assets, deposits and lending.

4 Q1 2021 Earnings Highlights opportunities to grow and differentiate our business through targeted acquisitions and the hiring of teams with special skills, if the right opportunities arise. We continue to actively identify and evaluate potential opportunities for targeted investment in key areas not already included in our outlook and any such investments could increase our expense outlook in 2021. In addition, we continue to invest in the enhancements to our regulatory infrastructure and processes as part of our Large Financial Institution compliance and UK subsidiarization. Overall stable credit metrics and improving macroeconomic environment We saw solid performance and stable credit across our client base during the quarter, despite an isolated charge-off related to a potential instance of client fraud. Positive underlying credit trends and improving macroeconomic forecasts drove a reserve release during the quarter. As of March 31, 2021, only 1.3% of our loans remained in deferral and we have seen most clients resume payments with very few extension requests. In late February, we identified and disclosed potentially fraudulent client activity in connection with a single loan in our Global Fund Banking portfolio. This activity resulted in a pre-tax charge-off of $80 million ($59 million net of tax) in the first quarter. Based on our review of the loan in question and our overall portfolio, we believe this was an isolated incident in approximately 30 years of pristine credit quality in this portfolio. We have a long history of strong underwriting and diligence that has served us well, and we remain focused on training and awareness to prevent similar occurrences in the future. We are maintaining our positive expectations for credit in 2021. Should market conditions deteriorate, we believe we are strongly reserved to manage that change. Diversified earnings power Our robust balance sheet growth continued to offset the impact of low rates in the first quarter to drive strong net interest income of $665 million. In addition, our efforts to diversify our business lines, deepen our client relationships, and grow internationally generated strong non-interest income. Well-positioned for rising rates We continue to take a proactive approach to interest rate risk management. In recent years, we have successfully deployed strategies to provide protection against low rates – including receive-fixed interest rate swaps and loan floors – that have helped to sustain our net interest income. As the economic environment continues to evolve, we are well-positioned for rising rates, with an asset-sensitive balance sheet. More than 90 percent of our loans are tied to short-term rates and two thirds of our deposits are non-interest bearing. We also have approximately $3.0 billion to $3.5 billion in securities rolling off our investment portfolio each quarter and we will take advantage of opportunities to deploy liquidity at higher rates. While our asset sensitivity calculations are based on a static model, we expect robust balance sheet growth in 2021, which we will magnify the positive impact of our asset sensitivity and provide meaningful NII upside.

5 Q1 2021 Earnings Highlights Our off-balance sheet funds are also growing rapidly and, although they are not as sensitive to short- term rate increases, even modest spread improvements on these large volumes can drive significant fee income increases. These increases are not reflected in our asset-sensitivity analysis. Finally, as our view shifts from protecting against lower rates to managing to a potential higher rate environment, we have implemented new strategies to mitigate “other comprehensive income” risk as long-term rates rise, including shortening the duration of our securities purchases, transferring investments designated as AFS to HTM, and putting in place $10 billion of fair value hedges, representing 38% of our AFS portfolio. We are targeting a duration of <2 years in the AFS portfolio to maintain balance sheet flexibility, and we are opportunistically buying strong credit-quality municipal and corporate bonds. Improving Outlook and Final Thoughts Our excellent performance in the first quarter and the incredible momentum we’re seeing in our markets has improved our expectations for balance sheet and revenue growth for the full-year 2021. While a rise in COVID-19 infections, or negative global economic or geopolitical events could, of course, change our outlook, the current strong tailwinds, ample liquidity, and meaningful opportunity we’re seeing in the innovation economy make us optimistic, and we further expect our growth to be underpinned by continued stable credit quality, assuming no deterioration in economic forecasts. Importantly, we plan to support our accelerated growth through increased investment in our strategic priorities, extending our competitive advantage, and continued enhancement of our infrastructure to enable our growth and meet increasing regulatory requirements. We may also make opportunistic investments that are not reflected in our current guidance. We continue to perform well and are operating from a stronger position than at any other time in our history. We are executing on our strategic vision, advancing and expanding our platform, and further strengthening our position as the best and most valuable partner to innovators and investors in the most dynamic segment of the global economy. We have a world class team to help us realize our vision and we are honored to have our clients’ trust and partnership as we work together to help them realize theirs. Greg Becker President and CEO

Q1 2021 Financial highlights

Contents Q1 2021 Financial Highlights This presentation should be reviewed with our Q1 2021 Earnings Release and Q1 2021 CEO Letter, as well as the company’s SEC filings Snapshot and current environment PAGE 3 Outlook and performance detail PAGE 16 Appendix PAGE 33 Non-GAAP reconciliations PAGE 52 2

Snapshot and current environment Q1 2021 Financial Highlights 3

Q1’21 Snapshot: Exceptional growth and profitability – best quarter on record

FINANCIAL HIGHLIGHTS

EPS:	Net Income:	ROE:
$10.03	$532M	27.04%

Q1’21 PERFORMANCE (vs. Q4’20)

$262B
+16.2%
AVERAGE CLIENT FUNDS
+$45.0B PERIOD-END GROWTH

$46B
+11.5%
AVERAGE LOANS[1]
+$2.5B PERIOD-END GROWTH

$665M
+11.5%
NET INTEREST INCOME[1]

$159M
+1.9%
CORE FEE INCOME[2]

$167M
+10.5%
SVB LEERINK REVENUE[2, 3]

$364M
WARRANT AND INVESTMENT GAINS NET OF NCI[2]

$19M
PROVISION FOR CREDIT LOSSES
(primarily driven by $80M charge-off related to potential GFB capital call line fraud[4], partially offset by improved model economic scenarios)

1. SBA Paycheck Protection Program (“PPP”) contributed $1.6B to average loan balances and $14.1M to net interest income, including $10.1M of loan fees. Net interest income presented on a fully taxable equivalent basis.
2. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q1 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
3. Represents investment banking revenue and commissions.
4. Reflects potentially fraudulent client activity in connection with a GFB capital call line of credit resulting in a pre-tax charge-off of $80M ($59M net of tax). We continue to pursue all available sources of recovery, and based on our review of the GFB loan portfolio, we currently believe this incident is an isolated occurrence. See our Q1 2021 Earnings Release for more information.

Q1 2021 Financial Highlights 4

Q1’21 Highlights 5Q1 2021 Financial Highlights Exceptional growth and profitability – best quarter on record 1. Robust, highly liquid innovation markets and strong execution driving extraordinary growth 2. Period-end assets reached $142B (+90% YoY) and total client funds reached $288B (+71% YoY) as strong fundraising and exits continued to fuel client liquidity 3. Exceptional balance sheet growth drove better-than-forecast NII, despite low rate environment 4. Substantial 11% QoQ average loan growth buoyed by sustained high levels of PE investment and strong borrowing by technology and life science/healthcare clients 5. Stable credit metrics (excluding loss related to potential fraud) and improving model economic scenarios drove reserve release 6. Record warrant and investment gains of $364M1 from realized and pending exits as client IPO and SPAC activity accelerated 7. Improved core fees as record FX and higher card and deposit fees offset the impact of low rates on client investment fees 8. Record SVB Leerink quarterly revenues of $167M, capitalizing on strong life science and healthcare public markets activity 9. Expenses above Q1’21 guidance due to higher incentive compensation from outstanding performance and SVB Leerink expansion 10. $2.4B of debt and equity raised YTD2 to support our increased growth momentum and accelerated investment in our business 11. Improved 2021 outlook due to steepening growth trajectory 1. Net of NCI. 2. Year to date through April 22, 2021.

0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 2017 2018 2019 2020 Q1'21 Resilient, highly liquid markets Strong execution Exceptional growth & peer-leading profitability 960 1,000 851 826 168 207 328 289 336 134 1,167 1,328 1,141 1,162 302 2017 2018 2019 2020 Q1'21 Strong markets and effective execution are driving extraordinary growth 6 GLOBAL PE & VC INVESTMENT $ Billions 59 85 80 103 41 2017 2018 2019 2020 Q1'21 U.S. VC-BACKED IPOS Count Note: VC and PE data sourced from PitchBook. 1. Source: S&P Global Market Intelligence. Represents the average of the return on equity (“ROE”) for each of our peers. For each year, “peers” refers to our peer group as reported in our Proxy Statement and is subject to change on an annual basis. 2. Q1’21 represents annualized ROE. Q1’21 peer ROE includes 10 of 15 peers as of April 21, 2021. VC PE SVB CLIENT COUNT Record ~1,600+ new clients in Q1’21 AVERAGE CLIENT FUNDS $ Billions Average Deposits 51.5 75.1 91.6 117.4 151.642.8 48.1 55.1 75.0 110.6 94.3 123.2 146.7 192.4 262.2 2017 2018 2019 2020 Q1'21 STRATEGIC GROWTH INVESTMENTS SVB Peer Average1 RETURN ON EQUITY Other Private Bank PE/VC VC-Backed Pre- VC-Backed 12.4% 20.6% 20.0% 16.8% 27.0% 9.8% 12.8% 11.8% 8.3% 13.7% 2017 2018 2019 2020 Q1'21 DIGITAL CLIENT EXPERIENCE EMPLOYEE ENABLEMENT INTERNATIONALSVB Leerink WestRiver ACQUISITION Boston Private PLANNED ACQUISITIONNEW PRODUCTS LARGE FINANCIAL INSTITUTION & U.K. SUBSIDIARIZATION REQUIREMENTS Q1 2021 Financial Highlights Average OBS Client Funds 2

Robust tailwinds supporting the innovation economy Q1 2021 Financial Highlights 7 Note: Market data sourced from FactSet. VC and PE dry powder data sourced from PitchBook. 1. Nasdaq 100 Index used as a proxy for technology markets. 2. Source: Refinitiv. Historical revenue growth for companies included in the Nasdaq-100 and S&P 500 (excluding Nasdaq-100 companies) as of March 31, 2021. 3. Most recent data available. 10Y U.S. TREASURY YIELD REVENUE GROWTH2 % vs. 12/31/16 Attractive growth opportunity... AS OF 3/31/21 INDEXED PRICE % vs. 1/1/17 …amplified by historically low rates… …and acceleration of digital AS OF 12/31/20 Nasdaq-1001 2.7x S&P 500 ex Nasdaq-100 1.8x 1.7% AS OF 3/31/21 Nasdaq-1001 1.7x S&P 500 ex Nasdaq-100 1.1x 3/31/21 3/31/21 Significant dry powder… 198 223 244 278 2017 2018 2019 9/30/2020 GLOBAL VC DRY POWDER $ Billions 1,080 1,209 1,263 1,305 2017 2018 2019 9/30/2020 GLOBAL PE DRY POWDER $ Billions …to support future investment 3 3

8 Robust client funds growth over time Strong liquidity franchise + innovation economy momentum drive resilient long-term growth TOTAL AVERAGE CLIENT FUNDS 15-YEAR HISTORY ($ Billions) Q1 2021 Financial Highlights Global Financial Crisis VC Recalibration COVID-19 Pandemic Note: VC data sourced from PitchBook. * QoQ percentage change (Q1’21 vs. Q4’20). Annual total client funds growth rate (positive, negative) On-balance sheet deposits Annual U.S. VC investment growth rate (positive, negative)Off-balance sheet client funds 17 20 21 16 16 18 20 24 30 39 43 51 75 92 117 152 4 4 5 9 12 15 18 20 28 37 39 43 48 55 75 111 21 24 26 25 28 33 38 44 58 76 82 94 123 147 192 262 24% 15% 9% -4% 9% 20% 14% 15% 33% 29% 9% 15% 31% 19% 31%25% 28% -2% -26% 16% 42% -8% 16% 52% 16% -5% 8% 63% -2% 18% -200% -150% -100% -50% 0% 50% 100% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1'21 Q1’21 QoQ growth rate* Average client funds 16% U.S. VC investment 53%

Active capital management

Targeting 7-8% Bank Tier 1 Leverage

Q1'21 Bank capital ratio drivers

- $2.0B downstream of SVBFG liquidity to Bank
- Strong earnings and robust balance sheet growth

SILICON VALLEY BANK CAPITAL RATIOS[1]
As of 3/31/21


SVB capital ratio
Regulatory minimum
12.94%
7.00%
Common Equity Tier 1
12.94%
8.50%
Tier 1 Capital
13.58%
10.50%
Total Capital
7.20%
4.00%
Tier 1 Leverage

Levers to support capital

Strong profitability
builds capital

27%
Q1'21 ROE

Off-balance sheet solutions
help optimize growth

50%
OF Q1'21 AVERAGE CLIENT FUNDS GROWTH IN OBS CLIENT FUNDS

SVBFG liquidity
a portion of which can be downstreamed to Bank

$1B
3/31/21 SVBFG LIQUIDITY

Capital markets activity
to support growth

2021 YTD NEW ISSUANCES[2]
$750M PREFERRED STOCK
$500M SENIOR NOTES
$1.15B COMMON STOCK

Interest rate risk management
to mitigate OCI risk

$10B FAIR VALUE HEDGES AS OF 3/31/21 (38% OF AFS)
$3B TRANSFERRED FROM AFS TO HTM IN Q1'21
Shortening duration OF AFS PORTFOLIO TO <2 YEARS (HEDGE-ADJUSTED TARGET)

svb

1. Ratios as of March 31, 2021 are preliminary.
2. On February 2, 2021, SVBFG issued $750M 4.100% Fixed-to-Reset Series B Non-Cumulative Perpetual Preferred Stock and $500M 1.800% Senior Notes due 2031. On March 25, 2021, SVBFG issued $1B Common Stock – additional $150M greenshoe was exercised on April 14, 2021.

Q1 2021 Financial Highlights 9

Our vision: Be the most sought-after digital-age partner helping innovators, enterprises and investors move bold ideas forward fast 10 Clients SVB Private Bank Private banking and wealth management Silicon Valley Bank Global commercial banking SVB Capital Private venture investing expertise, oversight and management SVB Leerink Investment banking for healthcare and life science companies Expanding and deepening our global platform organically and via investments and opportunistic M&A to meet clients’ needs at all stages * * On January 4, 2021, SVB Financial Group announced its planned acquisition of Boston Private Financial Holdings, Inc. The acquisition is expected to close in mid-2021 subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals and approvals by the shareholders of Boston Private. See SEC filings for more information. Q1 2021 Financial Highlights M&AInvestments

Accelerating investments in our strategic priorities to extend our competitive advantage

Enhance client experience

- End-to-end digital banking
- APIs and payment enablement
- Strategic partnerships to accelerate product delivery
- Technology platform upgrades

+

Improve employee enablement

- Mobile and collaboration tools
- nCino credit onboarding platform
- Client and industry insights
- Global Delivery Centers
- Agile ways of working
- Talent attraction, retention and development
- Diversity, Equity & Inclusion initiatives

+

Drive revenue growth

- Global expansion
- SVB Leerink
- Boston Private acquisition (expected closing mid-2021*)
- SVB Capital debt fund (WestRiver acquisition) and life science strategy
- Client acquisition
- New products (cards, liquidity and lending)
- Product penetration
- Strategic investments
- Fintech strategy

+

Enhance risk management

- Data foundation
- Large Financial Institution regulatory requirements (>$100B in average total consolidated assets)
- U.K. subsidiarization
- Cybersecurity

=

Long-term scalable growth



* Subject to regulatory approvals and customary closing conditions.

Q1 2021 Financial Highlights 11

Overall stable credit metrics and improving economic environment 0.15% 0.26% 0.28% 0.23% 0.20% 0.35% 0.12% 0.26% 0.09% 0.79% Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q1 2021 Financial Highlights 12 1. Non-performing loans as a percentage of period-end total loans. 2. Net loan charge-offs as a percentage of average total loans (annualized). 3. Remaining Venture Debt deferrals were not driven by additional extensions (at time of deferral, loans had remaining interest-only periods which were extended via the program; principal payments commencing throughout 2021). 4. Source: U.S. Bureau of Labor Statistics. Quarterly unemployment rate represents an average of monthly unemployment rates for each period. Improving economic environment 1% of total assets Global Fund Banking • Primarily consists of capital call lines of credit to PE/VC firms (well-diversified, low risk loans with strong sources of repayment) • Recent potential fraud loss is an isolated event in our ~30 years of capital call lending 19% of total assets Private Bank • Only $19M of net losses since inception (1990s) • Primarily mortgages located in CA (63%) with 66% median LTV 4% of total assets 9% of total assets Monitoring COVID-19 spread Wine • Sales improving with re-openings • 77% of portfolio secured by high-quality real estate with median LTV of 50% • Limited physical damage from recent California wildfires Technology and Life Science/Healthcare • Robust VC investment activity providing strong support • Credit quality continuing to improve as impact of COVID-19 subsides • Continue to monitor Investor Dependent (primarily Early-Stage), Cash Flow Dependent and other COVID-19-impacted clients Figures as of 3/31/21 NON-PERFORMING LOANS & NET CHARGE-OFFS U.S. UNEMPLOYMENT RATE4 Only 1.3% of loans on deferral DEFERRAL PROGRAM PARTICIPATION3 Stable credit metrics (excluding isolated GFB potential fraud incident) Strengthening economy $2.9B $2.0B $0.8B $0.6B - 1.0 2.0 3.0 4.0 6/30/20 9/30/20 12/31/20 3/31/21 Wine Private Bank Venture Debt % of total loans 7.9% 5.3% 1.8% 1.3% Less $80M GFB potential fraud incident NPLs1 0.09% 3.8% 13.1% 8.8% 6.8% 6.2% Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Unemployment Rate Vaccines, re-openings and government supportNCOs2

Strong balance sheet growth has historically offset low rates to fuel NII 35 50 86 334 14255 89 138 238 222 90 139 224 572 364 2017 2018 2019 2020 Q1'21 Diversified earnings power CORE FEES AND SVB LEERINK REVENUE2 $ Millions WARRANT AND INVESTMENT GAINS NET OF NCI2 $ Millions SVB Leerink Revenue (Investment Banking Revenue and Commissions) Core Fee Income 642 603 159 252 481 167 379 516 894 1,084 326 2017 2018 2019 2020 Q1'21 13 1. Net interest income presented on a fully taxable equivalent basis. 2. Non-GAAP financial measure. Please see the Appendix for more information. 3. Reflects Q1’21 figures for our international operations in the U.K., Europe, Israel and Asia (Canada is included in our U.S. Technology Banking segment). This management segment view does not tie to regulatory definitions for foreign exposure. INTERNATIONAL EXPANSION3 Warrant Gains Investment Securities Gains Gains will fluctuate with changes in valuation and market conditions $377 $371 $384 $420 $528 $620 $699 $858 $1,008 $1,152 $1,423 $1,903 $2,109 $2,156 $665 7.19% 5.72% 3.73% 3.08% 3.08% 3.19% 3.29% 2.81% 2.57% 2.72% 3.05% 3.57% 3.51% 2.67% 2.29% 5.02% 1.92% 0.16% 0.18% 0.10% 0.14% 0.11% 0.09% 0.13% 0.39% 1.00% 1.83% 2.16% 0.33% 0.08% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1'21 NII (In Millions) NIM Average Fed Funds Rate $7.1B Average loans 50% 2017-Q1’21 CAGR $3.5B Average OBS client funds 32% 2017-Q1’21 CAGR $25.0B Average deposits 44% 2017-Q1’21 CAGR $24.5M Q1’21 Core fee income2 31% 2017-2020 CAGR Business diversification to drive earnings and profitability Q1 2021 Financial Highlights 1

Well-positioned for rising rates

Asset sensitive balance sheet...

~$100M
MODELED INCREASE IN ANNUALIZED PRETAX NII FOR EACH 25 BP INCREASE IN RATES[1]

66%
OF Q1 AVERAGE DEPOSITS ARE NONINTEREST-BEARING

92%
OF Q1 AVERAGE LOANS ARE VARIABLE RATE

~$3.0-3.5B
ESTIMATED SECURITIES PAYDOWNS/QUARTER

...magnified by robust growth...

Mid 30s%
EXPECTED FY'21 AVERAGE LOAN GROWTH[2]

High 60s%
EXPECTED FY'21 AVERAGE DEPOSIT GROWTH[2]

Excess liquidity invested in 3-5 year duration securities (primarily classified as HTM)

...and substantial off-balance sheet client funds

$152B
Q1 AVERAGE OBS CLIENT FUNDS

~$90-120M
EXPECTED INCREASE IN ANNUALIZED CLIENT INVESTMENT FEES FOR INITIAL 25 BP INCREASE IN RATES*

* Equivalent to 6-8 bp increase in client investment fee margin based on Q1'21 average balance. Expect client investment fee margin to increase by 1-2 bps for each subsequent 25 bp increase in short-term rates

Proactive interest rate risk management

Still benefitting from strategies to protect against low rates:

$163M
REMAINING LOCKED-IN SWAP GAINS[3]

$25B
ACTIVE LOAN FLOORS[4]

Positioning securities portfolio to create flexibility and mitigate OCI risk from potential rising long-term rates:

$3B
TRANSFERRED FROM AFS TO HTM

$10B
FAIR VALUE HEDGES (38% OF AFS PORTFOLIO)

SHORTENING AFS PORTFOLIO DURATION TO
<2y (HEDGE-ADJUSTED TARGET)

Note: Average balances represent Q1'21 averages. All other figures as of March 31, 2021.

1. Equivalent to +15% NII sensitivity for the expected 12-month impact of a +100 bp rate shock on net interest income. Management's sensitivity analysis is based on a static balance sheet and is subject to assumptions; actual results may differ. See Q1'21 Form 10-Q report for more information.
2. See page 17 for more information.
3. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans.
4. $216M mark-to-market value. 3.49% weighted average floor rate, 1.6-year weighted average duration.

svb

Q1 2021 Financial Highlights 14

Long-term growth opportunity Q1 2021 Financial Highlights 15 * Based on cash, fixed income investment portfolio and Global Fund Banking and Private Bank loan portfolios as of March 31, 2021. 85% of assets in high-quality investments and low credit loss experience lending* High-quality balance sheet Deep bench of recession-tested leaders supported by strong global team Proven leadership Ability to support growth and manage shifting economic conditions while investing in our business Strong capital management and ample liquidity Powerful client funds franchise with low cost of on-balance sheet deposits Unique liquidity franchise Innovation is driving economic growth, and digital adoption and activity in healthcare are accelerating Thriving, high-growth markets • Industry-leading growth and profitability • Diversified revenue streams to drive earnings through rate and economic cycles Robust earnings power Long track record of strong underwriting and resilient credit performance Strong credit quality • Expanding and deepening platform to meet innovation clients’ needs at all stages • Enhancing our systems, structure and processes to support our continued growth Growth investments

Outlook and performance detail Q1 2021 Financial Highlights 16

Improved 2021 outlook

Outlook considerations

- Increasing 2021 growth outlook as strong tailwinds continue to support the innovation economy:
  - Acceleration of digital adoption and activity in healthcare
  - Ample PE & VC dry powder for future investment and new liquidity sources
  - Historically low rates and compelling growth opportunity will continue to drive demand for alternative assets
- Net charge-offs guidance unchanged despite Q1'21 isolated potential fraud as economic environment improves – continue to monitor COVID-19 developments
- Increasing investment in 2021 to extend our competitive advantage and support our accelerated growth
- Outlook excludes impact of changes in interest rates, material deterioration in the overall economy, the completion of the pending Boston Private acquisition[1] and potential corporate tax rate or other changes under the new U.S. government administration

Business driver	FY'20 results	FY'21 outlook vs. FY'20
Average loans	$37.3B	Mid 30s % growth
Average deposits	$75.0B	High 60s % growth
Net interest income[2]	$2,156M	Mid 30s % growth
Net interest margin	2.67%	2.10%–2.20%
Net loan charge-offs	0.20%	0.20%–0.40%
Core fee income[3, 4]	$603M	Mid single digit % growth
SVB Leerink revenue[3, 5]	$481M	$420M–$450M
Noninterest expense[3, 6]	$2,035M	High teens % growth
Effective tax rate	27.0%	26%–28%

Note: Actual results may differ. For additional information about our financial outlook, please refer to our Q1 2021 Earnings Release and Q1 2021 CEO Letter.

1. Expected to close mid-2021, subject to regulatory approvals and customary closing conditions.
2. Excludes fully taxable equivalent adjustments.
3. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q1 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
4. Excludes SVB Leerink.
5. Represents investment banking revenue and commissions.
6. Excludes expenses related to NCI. Includes SVB Leerink expenses.

svb
Q1 2021 Financial Highlights 17

Key variables to our forecast Q1 2021 Financial Highlights 18 Our guidance requires clarity around certain variables, including but not limited to: • Primary driver of capital call line demand which has been the largest source of loan growth over the past 7 years PE fundraising and investment • Promotes new company formation which helps support client acquisition • Source of client liquidity which helps drive total client funds growth VC fundraising and investment • Ability for companies to exit via public markets or M&A affects VC/PE fundraising and investment • Deal proceeds support client liquidity • Impacts investment banking revenue and value of warrants and investment securities Exit activity • Affects margins and client acquisition Competitive landscape • Affects health of clients which determines credit quality • Level of business activity drives client liquidity and demand for our products and services Economic environment • Performance and volatility of public, private and fixed income markets impact exit activity and market-driven revenues (FX, investment banking revenue and commissions and warrant and investment gains) Capital markets • Directly impacts NIM via lending and reinvestment yields vs. funding costs • Client investment fees move with short-term rates Shape of yield curve • New administration and Congress will influence economic policy and stimulus, business and market sentiment, global trade relationships, bank regulations and corporate taxes Political environment

Continued momentum in fundraising and exits drove surge in client funds Expect FY’21 average deposit % growth in the high 60s Q1 2021 Financial Highlights 19 103.6 109.3 123.6 133.1 151.6 41.3 46.1 51.5 61.6 73.2 20.5 21.8 26.1 30.8 37.4 165.4 177.2 201.2 225.5 262.2 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Off-Balance Sheet Client Funds Noninterest-Bearing Deposits Interest-Bearing Deposits Percent of Noninterest-Bearing Deposits Total Cost of Deposits AVERAGE DEPOSIT MIX AND PRICING AVERAGE CLIENT FUNDS $ Billions FY’21 outlook key drivers • Total cost of deposits and share of noninterest-bearing deposits expected to remain steady • Strong average client funds growth, both on and off-balance sheet • Deposit growth may be impacted by: +59% YoY Strong PE/VC investment and public markets activity Increases technology and life science/healthcare clients’ liquidity+ Normalizing client spending As business activity recovers – • Average client funds +$37B (period-end +$45B) as strong technology and life science public and private fundraising and exits continued to flood clients with liquidity • Growth further amplified by robust client acquisition over past year as newer clients experienced liquidity events • 50% of average client funds growth was off-balance sheet (up from 39% in Q4’20) • Stable deposit mix (66% noninterest-bearing) and cost of deposits (4 bps) Q1’21 activity 0.24% 0.03% 0.04% 0.04% 0.04% 66.9% 67.9% 66.4% 66.7% 66.2% 50% 52% 54% 56% 58% 60% 62% 64% 66% 68% 70% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 New client growth Continued strong client acquisition+ Demand for off-balance sheet solutions May attract increasing share of client liquidity off-balance sheet –

AVERAGE FIXED INCOME INVESTMENT SECURITIES $ Billions FY’21 key drivers Q1’21 activity 27.1 25.8 32.6 41.4 53.5 2.53% 2.49% 2.14% 1.98% 1.90% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 7.3 11.9 13.8 15.9 18.2 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Accelerated securities purchases as significant deposit inflows continued Q1 2021 Financial Highlights AVERAGE CASH AND EQUIVALENTS $ Billions Tax-effected Yield Low (but improved) new purchase yields Expect new purchase yields ~1.35-1.45% Estimated ~$3.0-$3.5B paydowns per quarter through 2021 • Purchased $24.0B securities (1.49% weighted average yield, 4.26y duration) vs. roll-offs of $3.4B at 2.02% • Purchases included agency-issued MBS/CMOs/CMBS, high-quality munis and a small amount of AA and A corporate bonds • Despite significant purchase activity, exceeded average cash target due to surge in deposits • Began positioning AFS portfolio for higher rates by executing $10B receive floating swaps and transferring $3B of AFS securities to HTM • Focused on shortening AFS portfolio duration to <2y to mitigate OCI risk while buying 3-5y duration HTM securities to support portfolio yields • Continue to invest excess on-balance sheet liquidity in high-quality securities (agency MBS/CMOs/CMBS, munis), primarily classified as HTM • Managing average Fed cash balances to $8-10B target by end of 20211 • Expect average FY’21 fixed income portfolio yield to be ~1.60-1.70%: 1. Actual balances depend on timing of fund flows. 2. Increase in net premium amortization expense QoQ primarily driven by a reduction in discount accretion due to slowing prepayments in Q1’21 from rising rates. In addition, Q4’20 benefitted from an acceleration of discount accretion reflective of higher than estimated prepayments for our agency CMBS securities held in our HTM portfolio at December 31, 2020. 3. Q1’21 portfolio duration was 4.3 years including the impact of interest rate swaps on AFS securities. 3.2y 3.4y 4.1y 3.7y 4.8y3Portfolio Duration High-quality alternative investments Opportunistically buying strong credit-quality munis and corporate bonds to support portfolio yields 1.9B 6.7B 10.0B 11.4B 24.0BSecurities Purchases Low (but improved) new purchase yields and net premium amortization expense ($47M2) pressured Q1’21 yields Q1’21 portfolio duration increased due to impact of rising rates on mortgage securities3 Outsized deposit growth continued to drive elevated cash balances and significant securities purchases in Q1’21 Rate protections Targeting <2y AFS portfolio duration (hedge-adjusted) Added $10B receive floating swaps in Q1 at 35 bps cost (as of 3/31/21) – expect to execute additional swaps to reach AFS duration target 20 + – –

Flexible liquidity management strategy supports strong, profitable growth

Robust liquidity solutions to meet clients' needs

40+
LIQUIDITY MANAGEMENT PRODUCTS

$111B
Q1'21 AVERAGE ON-BALANCE SHEET DEPOSITS

$152B
Q1'21 AVERAGE OFF-BALANCE SHEET CLIENT FUNDS

Continued product development
TO BETTER SERVE CLIENTS

Ability to support client funds growth on and off-balance sheet, while optimizing pricing and mix

On vs. off-balance sheet considerations	Target range	Flexibility
Bank tier 1 leverage ratio	**7-8%** internal target	**$1B** SVBFG liquidity as of 3/31/21, a portion of which can be downstreamed to Bank
Profitable spread income	**75-100 bps** minimum target spread between new purchase yields and deposit costs	**~1.35-1.45%** expected new purchase yields **4 bps** cost of deposits enables healthy margins Focused on **supporting yields** and **mitigating OCI risk** from potential rising rates
Liquidity	**$8-10B** average Fed cash target*	**~$3.0-$3.5B** expected portfolio cash flows per quarter through 2021 **$72.0B** borrowing capacity as of 3/31/21 ($4B repo, $1.9B Fed Lines, $6.7B FHLB & FRB and $59.4B of unpledged securities)

* Actual balances depend on timing of fund flows.

svb
Q1 2021 Financial Highlights 21

Strong PE investment and borrowing by technology and life science/healthcare clients drove robust loan growth; Expect FY'21 average loan % growth in the mid 30s

Q1'21 activity

- Q1 average loans +11% QoQ (period-end loans +6%)[1] as PE investment drove strong GFB capital call lending activity
- Strong Tech and Life Science/Healthcare loan growth, partially offset by paydowns as client fundraising activity remained robust
- Low rates continued to fuel strong Private Bank mortgage growth
- $445M SBA PPP 2.0 loans funded vs. $587M SBA PPP 1.0 loans forgiven
- $16M interest rate swap gains[2] and $23.8B average active loan floors in Q1 continued to benefit loan yields

AVERAGE LOANS
$ Billions



Portfolio Utilization
59.7%
56.8%
55.9%
58.6%
58.4%
Other
Wine
Tech and Life Science/HC
Private Bank
Global Fund Banking
33.7
9.9
3.9
18.0
36.5
11.5
4.0
17.7
37.3
11.3
4.3
18.2
41.5
11.1
4.6
22.1
46.3
11.8
5.0
26.3
Q1'20
Q2'20[1]
Q3'20[1]
Q4'20[1]
Q1'21[1]

AVERAGE LOAN YIELD[3]



3.86%
(0.02%)
(0.02%)
(0.05%)
3.77%
Q4'20 Loan Yield
LIBOR
Loan Fees
Loan Mix
Q1'21 Loan Yield

FY'21 outlook key drivers

- Loan growth may be impacted by:

+ **Strong PE/VC investment activity**
Expected to drive robust capital call line growth for FY'21 despite loan repayments in Q2'21

+ **Solid Private Bank mortgage origination**
Expect solid growth driven by strong purchase activity, even as refinances may slow with rising rates

+ **Strong tech and life science/HC lending pipelines**
Expected to offset paydowns from abundance of liquidity

− **SBA PPP forgiveness**
~$1.6B SBA PPP loans outstanding as of 3/31/21 – estimate ~$1B PPP 1.0 loans to be forgiven throughout 2021 (primarily in Q3 and Q4)[4]

- Loan yields expected to be impacted by:

+ **Rate protections**
$163M remaining locked-in swap gains as of 3/31/21[2]
$25.4B active loan floors as of 3/31/21[5], however loan renewals may pressure ability to maintain floor rates

+ **SBA PPP forgiveness**
~$1.6B SBA PPP loans outstanding as of 3/31/21 – estimate ~$1B PPP 1.0 loans to be forgiven throughout 2021 (primarily in Q3 and Q4)[4]

− **Shifting loan mix**
Towards lower yielding Global Fund Banking capital call lines

− **Spread compression**
Increasing competition as economy recovers

1. Q1'21 loan growth excluding SBA PPP was 12% (average) and 6% (period-end). SBA PPP loans contributed ~$1.6B to Q1'21 average loans, ~$1.7B to Q4'20 average loans, ~$1.8B to Q3'20 average loans and ~$1.4B to Q2'20 average loans.
2. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans.
3. SBA PPP contributed $14.1M to Q1'21 NII, including $10.1M of loan fees.
4. Estimate only, subject to SBA PPP terms; amounts actually forgiven and timing of forgiveness may differ.
5. $216M mark-to-market value. 3.49% weighted average floor rate, 1.6-year weighted average duration.

Q1 2021 Financial Highlights 22

Exceptional balance sheet growth drove better-than-forecast NII despite low rates

Expect FY'21 NII % growth in the mid 30s[1] and FY'21 NIM between 2.10-2.20%

Q1'21 activity

NET INTEREST INCOME[1]
$ Millions


596.5
35.4
57.2
(10.8)
(2.9)
(10.3)
665.1
Q4'20 NII
Loan Growth & Mix Shift
Fixed Income Portfolio Growth
Lower Fixed Income Yields
Other
Day Count (Two less business days)
Q1'21 NII

NET INTEREST MARGIN

Surge in deposits drove significant securities purchases and high cash balances, pressuring NIM


2.40%
0.03%
(0.03%)
(0.04%)
(0.04%)
(0.03%)
2.29%
Q4'20 NIM
Loan Growth & Mix Shift
Fixed Income Portfolio Growth
Growth in Cash Balances
Lower Fixed Income Yields
Other
Q1'21 NIM

FY'21 outlook key drivers

- NII and NIM expected to be impacted by:

+ - **Balance sheet growth**
(positive for NII, negative for NIM)
Driven by strong client liquidity

+ - **Rate protections**
(positive for loan yields, negative for securities yields)
~5 bps of NIM protection in 2021 from locked-in swap gains[2]
$25.4B active loan floors as of 3/31/21[3], however loan renewals may pressure ability to maintain floor rates

Targeting <2y AFS portfolio duration (hedge-adjusted)
Added $10B receive floating swaps in Q1 at 35 bps cost (as of 3/31/21) – expect to execute additional swaps to reach AFS duration target

+ **SBA PPP program**
FY'21 includes ~$35-40M of estimated SBA PPP loan interest and fees, net of deferred loan origination costs (+1 bp impact to NIM)[4]

+ **Reduction in average Fed cash balances**
To $8-10B target by end of 2021 (actual balances depend on timing of fund flows)

- **Low (but improved) new purchase yields**
Expect new purchase yields ~1.35-1.45%
Estimated ~$3.0-$3.5B paydowns per quarter through 2021

- **Shifting loan mix**
Towards lower yielding Global Fund Banking capital call lines

- **Spread compression**
Increasing competition as economy recovers

1. NII is presented on a fully taxable equivalent basis, while NII guidance excludes fully taxable equivalent adjustments. SBA PPP contributed $14.1M to Q1'21 NII, including $10.1M of loan fees.
2. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans. $163M locked-in gains remain as of March 31, 2021.
3. $216M mark-to-market value. 3.49% weighted average floor rate, 1.6-year weighted average duration.
4. Based on SBA PPP forgiveness expectations. Estimate only, subject to SBA PPP terms; amounts actually forgiven and timing of forgiveness may differ.

svb
Q1 2021 Financial Highlights 23

Overall stable credit trends and improving economic environment

Expect 2021 NCOs to be between 20-40 bps

Q1'21 activity

- Provision driven by $80M net charge-off related to isolated GFB potential fraud and $62M release of performing reserves based on improved model economic scenarios
- Stable credit metrics excluding isolated GFB potential fraud:
  - Low gross charge-offs ($15M), consisting primarily of Investor Dependent loans, and strong recoveries ($5M)
  - NPLs decreased to $95M vs. $104M in Q4'20
  - Criticized loans declined $12M QoQ to $1.2B (3% of Q1 EOP loans)
- Only 1.3% of loans remain on deferral as of 3/31/21

PROVISION FOR CREDIT LOSSES

$ Millions



243
191
6
11
41
(6)
66
26
15
6
24
(5)
10
23
2
(5)
(82)
(52)
20
23
2
(5)
(78)
(38)
18
1
80
18
(16)
(3)
(62)
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Net credit losses less $80M GFB potential fraud incident
GFB potential fraud net losses
Non-performing loans
Loan composition
Unfunded
Market conditions

Q1'20	Q2'20	Q3'20	Q4'20	Q1'21	
0.35%	0.12%	0.26%	0.09%	0.79%[1]	Net charge-offs[2]
0.15%	0.26%	0.28%	0.23%	0.20%	Non-performing loans[3]

FY'21 outlook key drivers

- Changes in model economic scenarios could drive volatility in provision:

Moody's March economic scenarios

40%	30%	30%
baseline	downside	upside

- Credit performance drivers:

\+ **Vaccine distributions and re-openings**
Support business activity of our clients

\+ **Continued investor support**
Robust VC investment activity providing strong support

\+ **Improved risk profile of loan portfolio**
Early-Stage – most vulnerable segment of Investor Dependent portfolio that historically has produced the most losses – now only 3% of loans
68% of loans in low credit loss experience segments (GFB and Private Bank)

\+ **Limited exposure to industries most severely impacted by COVID-19**
No direct exposure to oil and gas
Limited indirect exposure to retail, travel and hospitality
Wine sales improving with re-openings

\- **New COVID-19 variants and continued spread**
Reinstated or extended lockdowns may lead to higher Tech and Life Science/Healthcare NPLs and losses, particularly among Investor Dependent (primarily Early-Stage and some Mid- or Later-Stage) and Cash Flow Dependent portfolios

1. Net loan charge-offs less $80M net charge-off related to GFB potential fraud incident were 0.09%.
2. Net loan charge-offs as a percentage of average total loans (annualized).
3. Non-performing loans as a percentage of period-end total loans.

svb
Q1 2021 Financial Highlights 24

GFB 15% Early-Stage ID 16% Mid-Stage ID 9% Later-Stage ID 18% Sponsor Led Buyout CFD 11% Other CFD 8% Balance Sheet Dependent 10% Premium Wine 2% Private Bank 11% Global Fund Banking ("GFB") 57% Early-Stage ID 3% Mid-Stage ID 3% Later-Stage ID 4% Sponsor Led Buyout CFD 4% Other CFD 6% Balance Sheet Dependent 6% Other 4% Premium Wine 2% Private Bank 11% 68% of loan portfolio in low credit loss experience Global Fund Banking and Private Bank segments TOTAL LOANS $48B at 3/31/21 ALLOWANCE FOR CREDIT LOSSES FOR LOANS $392M at 3/31/21 ID = Investor Dependent CFD = Cash Flow Dependent Low Credit Loss Experience Segments Technology & Life Science /Healthcare Q1 2021 Financial Highlights 25

Improved model economic scenarios drove reserve release

Moody's March forecasts (40% baseline, 30% downside, 30% upside)

Improved model economic scenarios (Baseline: Peak unemployment of ~6% in Q1'21 and 1 year GDP growth of 5%)

Loss modeling does not include impact of fiscal stimulus or relief programs

ALLOWANCE FOR CREDIT LOSSES FOR LOANS AND UNFUNDED CREDIT COMMITMENTS
$ Millions



569
448
121
10
5
5
Changes in loan composition/growth
Changing credit quality
Charge-offs/recoveries
(82)
(61)
(21)
Improved Moody's economic scenarios
497
392
105

	$ in thousands	ACL 12/31/20 (%)	ACL 12/31/20	Portfolio Changes	Model Assumptions	ACL 3/31/21	ACL 3/31/21 (%)
Tech & LS / HC	Early-Stage Investor Dependent	5.83%	86,674	(8,774)	(15,653)	62,247	4.09%
Tech & LS / HC	Mid-Stage Investor Dependent	3.08%	48,164	56	(12,368)	35,852	2.26%
Tech & LS / HC	Later-Stage Investor Dependent	4.09%	78,519	3,087	(12,772)	68,834	3.35%
Tech & LS / HC	Balance Sheet Dependent	1.63%	35,651	4,670	(2,698)	37,623	1.50%
Tech & LS / HC	Cash Flow Dep: Sponsor Led Buyout	2.47%	49,098	(1,443)	(4,873)	42,782	2.16%
Tech & LS / HC	Cash Flow Dep: Other	1.34%	39,500	(1,559)	(6,853)	31,088	1.05%
	Private Bank	1.09%	53,629	4,147	(12,712)	45,064	0.89%
	Global Fund Banking	0.18%	45,584	3,770	10,647	60,001	0.22%
	Premium Wine	0.83%	8,747	58	(1,604)	7,201	0.69%
	Other	0.14%	2,199	1,667	(2,807)	1,059	0.06%
	ACL for loans	0.99%	447,765	5,679	(61,693)	391,751	0.82%
	ACL for unfunded credit commitments	0.38%	120,796	4,685	(20,731)	104,750	0.31%
	ACL for loans and unfunded credit commitments	0.74%*	568,561	10,364	(82,424)	496,501	0.61%*

vs. ~6% average Early-Stage NCOs over 2008-2010

* Weighted average ACL ratio for loans outstanding and unfunded credit commitments.

svb

Q1 2021 Financial Highlights 26

Increased business activity drove core fees higher despite low rate impact on client investment fees; Expect FY’21 core fees % growth in the mid single digits Q1 2021 Financial Highlights CORE FEE INCOME* $ Millions Lending Related Fees Deposit Service Charges Client Investment Fees Credit Card Fees LOC Fees FX Fees Q1’21 activity • Record FX fees (+12% QoQ) driven primarily by hedging and PE deal activity • New clients, deepening penetration and higher utilization drove Card fees +9% • Client investment fees declined 20% QoQ despite surge in balances as fee margin, which adjusts with short-term rates, decreased by 2 bps to 5 bps • Core fees to be impacted by: 27 * Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q1 2021 Earnings Release and our non- GAAP reconciliations at the end of this presentation. FY’21 outlook key drivers RECENT ENHANCEMENTS Cards Automated underwriting Rewards and rebates Expense management and controls Full online experience FX Simplified user experience Trading and platform automation 80% target straight through processing Liquidity Custom solutions 40+ liquidity management products 11.5 11.4 12.2 11.5 13.0 13.1 11.1 13.5 19.7 15.7 24.6 20.5 22.0 23.2 25.1 43.5 31.9 31.9 25.0 20.1 28.3 21.3 22.8 25.4 27.6 47.5 36.3 43.9 51.1 57.4 168.5 132.5 146.3 155.9 158.9 -30% -20% -10% 0% 10% 20% Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 +11% YoY rebound in core fee income less client investment fees (which have been impacted by near-zero rates) Recovering business activity Gradual improvement, though watching pace of vaccine distributions, COVID-19 spread and shutdowns + Lower client investment fees Despite strong growth in balances as fee margin bottoms at mid- single digits in Q2’21 due to near-zero rates – New client growth Continued strong client acquisition+ Deepening client engagement From investments in new products and client experience +

Continued momentum from SVB Leerink – record quarterly revenue

Expect 2021 SVB Leerink revenue to be between $420M-$450M

SVB Leerink expands our solutions for life science/healthcare clients



M&A Advisory
Leveraged Finance
NEW
Structured Finance/ Royalties
Equity Capital Markets
Convertible Securities
Alternative Equities
Institutional Equities
Equity Research
MEDACorp
SVBLEERINK
BIOPHARMA
TOOLS & DIAGNOSTICS
MEDICAL DEVICES
HEALTHCARE SERVICES

Q1'21 activity

- SVB Leerink continues to capitalize on strong public markets: 32 book-run transactions in Q1 ($6.5B in aggregate deal value)
- Expanded team and leadership; new Leveraged Finance and Structured Finance practices

SVB LEERINK REVENUE*

$ Millions

	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21
Total	62.9	158.4	108.4	150.9	166.7
Commissions	16.0	16.9	16.2	17.4	24.4
Investment Banking	46.9	141.5	92.2	133.4	142.3
SVB Leerink expenses*	$62.0M	$108.7M	$77.6M	$130.7M	$136.4M

FY'21 outlook key drivers

- Shifting conditions may create volatility for market-sensitive revenues:

− **Investment banking revenue**
Strong, but lower expected revenue relative to 2020's record

+ **New hires and expertise**
Deepening Healthcare Investment Banking practice and expanding into Leveraged Finance and Structured Finance

+ **Strengthening collaboration**
Between Silicon Valley Bank and SVB Leerink

+ **Commissions revenue**
Sales and trading may benefit from market volatility

* Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q1 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation.

svb
Q1 2021 Financial Highlights 28

Record warrant and investment gains as client exit activity accelerated
Gains will fluctuate with changes in valuation and market conditions

Q1'21 activity

- Robust client exit activity drove sales of public equity securities, warrant exercises and improved valuations
- $116M realized warrant gains from exercises related to Coinbase Global, Inc.'s direct listing
- Sold remaining BigCommerce, Inc. shares for $182M, realizing $43M investment gains in Q1
- $64M investment gains from improved valuations of SVB Capital funds and strategic investments
- $62M warrant gains from valuation increases of private company portfolio driven primarily by pending SPAC activity, as well as pending M&A and IPO activity

FY'21 key drivers

- Shifting conditions may create volatility for market-sensitive revenues:

Valuations of warrants and non-marketable and other equity securities
Fluctuate with market conditions and public and private fundraising and exit activity, but offer meaningful long-term earnings support

Realized gains from sale of Coinbase shares
Sold all Coinbase shares in April – recording additional $38M pretax gains in Q2'21

WARRANT AND INVESTMENT GAINS NET OF NCI[1]
$ Millions



Warrant gains
Investment Securities gains
61.0
13.4
47.6
47.0
26.5
20.5
215.8
53.8
162.0
247.9
143.8
104.1
363.7
221.7
142.0
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21

WARRANTS & NON-MARKETABLE AND OTHER EQUITY SECURITIES[2]
$ Millions



Warrants
Non-marketable and other equity securities[2]
152.7
555.5
171.1
590.4
202.2
818.1
203.4
972.6
244.3
1,014.9
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21

Note: The extent to which unrealized gains (or losses) from investment securities from our non-marketable and other equity securities portfolio as well as our equity warrant assets will become realized is subject to a variety of factors, including, among other things, performance of the underlying portfolio companies, investor demand for IPOs and SPACs, fluctuations in the underlying valuation of these companies, levels of M&A activity and legal and contractual restrictions on our ability to sell the underlying securities.

1. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q1 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
2. Net of investments in qualified affordable housing projects and noncontrolling interests.

svb

Q1 2021 Financial Highlights 29

Net warrant gains more than offset Early-Stage charge-offs over time and offer meaningful earnings support Q1 2021 Financial Highlights 30 WARRANT GAINS NET OF EARLY-STAGE LOSSES $ Millions -3 8 3 3 22 23 11 0 7 37 19 46 71 71 38 55 89 138 237 222 -13 -1 0 -2 -7 -10 -16 -58 -23 -1 -21 -26 -30 -12 -45 -35 -28 -23 -27 -14 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1'21 Net Gains on Equity Warrant Assets Cumulative net gains (2002-Q1’21 Warrant gains less Early-Stage NCOs) Early-Stage NCOs $707M

256 320 327 416 445 39 64 67 77 81 27 28 31 42 33 14 3 2 4 4 18 19 19 45 18 46 46 45 81 55 400 480 491 665 636 47.7% 55.7% 56.9% 62.7% 58.5% -40 60 160 260 360 460 560 660 760 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 NONINTEREST EXPENSES $ Millions Outstanding performance and SVB Leerink expansion drove Q1’21 expenses higher than guidance; Expect FY’21 expense % growth in the high teens Q1 2021 Financial Highlights Core Operating Efficiency Ratio* Other Occupancy BD&T Premises and Equipment Professional Services Compensation and benefits Q1’21 activity FY’21 outlook key drivers 31 3,672 3,855 4,216 4,419 4,601Average FTEs * Core operating efficiency ratio excludes the impact of SVB Leerink and net gains or losses from investment securities and equity warrant assets. This is a non-GAAP measure. See “Use of non-GAAP Financial Measures” in our Q1 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. Q4’20 core operating efficiency ratio also excludes $29M real estate expenses and $20M SBA PPP donation. * SVB Leerink • Deepen Equity Capital Markets franchise • New Leveraged Finance and Structured Finance practices Key 2021 investment focus areas (included in guidance, see page 11 for more information) Silicon Valley Bank • Digital banking and client experience • Grow sponsor led buyout lending (collaboration with SVB Leerink) • New product development SVB Private Bank • Boston Private planning (costs incurred ahead of close) • Diversify products and grow mortgages SVB Capital • Debt platform • Life science strategy Scalability • Technology to enhance employee enablement • Data foundation Regulatory • Large Financial Institution requirements • UK subsidiarization People • Talent attraction, retention and development • QoQ decline in expenses driven by one-time $29M real estate charges and $20M PPP donation in Q4’20 • Higher than forecast compensation expenses from record SVB Leerink revenue and warrant gains, strong firmwide performance and hiring related to SVB Leerink expansion initiatives • FY’21 performance (and related incentive compensation) will be key driver of expense growth • Accelerating investments in our strategic priorities to capture compelling long-term growth opportunity of our markets: Note: Opportunistic investments to advance our strategy could result in expenses not included in current FY’21 guidance

Summary Q1 2021 Financial Highlights 32 Thriving markets Innovation is driving economic growth, and digital adoption and activity in healthcare are accelerating Robust liquidity Substantial PE/VC dry powder and strong demand for alternative assets provide fuel for long-term growth Improving economic environment Increased business activity with vaccine distributions and re-openings – monitoring new COVID-19 variants and continued spread Long-term focus Continue to invest to drive and support scalable long-term growth Well-positioned for long-term growth Robust earnings power with diverse revenue streams to drive earnings throughout cycles; coiled- spring potential of eventual rate increases as economy improves Executing on our vision Consistent progress and bold steps to advance and expand our platform to be the go-to financial partner of the innovation economy

Appendix Q1 2021 Financial Highlights 33

34 For over 35 years, we have helped innovators, enterprises and their investors move bold ideas forward, fast. U.S. venture-backed technology and healthcare companies with IPOs in Q1’21 U.S. venture-backed technology and life science companies ~50% 73%59 Corp Fin Revenue >$75M Accelerator (Early-Stage) Revenue <$5M Growth Revenue $5M–$75M Investors Private Equity Venture Capital Individuals Influencers: Entrepreneurs, Investors, Executives Technology & Life Sciences/Healthcare Our mission is to increase clients’ probability of success. We bank: The bank of the global innovation economy Q1 2021 Financial Highlights

Differentiated business model 35 PRIVATE EQUITY ANGEL INVESTORS MANAGEMENT TEAMS VENTURE CAPITAL CAPITAL MARKETS CORPORATE VENTURING GOVERNMENT R&D UNIVERSITIES ENTREPRENEURS SERVICE PROVIDERS At the center of the innovation ecosystem PRIVATE BANKING & WEALTH MANAGEMENT GLOBAL COMMERCIAL BANKING INVESTMENT SOLUTIONS FUNDS MANAGEMENT RESEARCH & INSIGHTS INVESTMENT BANKING Deep sector expertise Comprehensive solutions Unparalleled access, connections and insights to make NEXT happen NOW Q1 2021 Financial Highlights LIFE SCIENCE & HEALTHCARE SOFTWARE & INTERNET PREMIUM WINE BANKING INVESTORS ENERGY & RESOURCE INNOVATION FINTECH HARDWARE &FRONTIER TECH

0.51% 0.34% 0.32% 0.23% 0.20% 0.27% 0.22% 0.24% 0.20% 0.79% 2017 2018 2019 2020 Q1'21 21.2 25.6 29.9 37.3 46.3 2017 2018 2019 2020 Q1'21 1.4 1.9 2.1 2.2 0.7 3.05% 3.57% 3.51% 2.67% 2.29% -2% -1% 0% 1% 2% 3% 4% $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2017 2018 2019 2020 Q1'21 Key performance indicators Q1 2021 Financial Highlights AVERAGE TOTAL LOANS $ Billions AVERAGE TOTAL CLIENT FUNDS $ Billions CORE FEES AND SVB LEERINK REVENUE2 $ Millions NET CHARGE-OFFS AND NON-PERFORMING LOANS NET INTEREST INCOME AND NIM $ Billions Net Interest Margin Net Interest Income1 Average Client Investment Funds Average Deposits Core Fee Income NPLs3 51.5 75.1 91.6 117.4 151.642.7 48.1 55.1 75.0 110.6 94.2 123.2 146.7 192.4 262.2 2017 2018 2019 2020 Q1'21 642 603 159 252 481 167 379 516 894 1,084 326 2017 2018 2019 2020 Q1'21 36 1. Net interest income presented on a fully taxable equivalent basis. 2. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q1 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 3. Non-performing loans as a percentage of period-end total loans. 4. Net loan charge-offs as a percentage of average total loans. $9.20 $18.11 $21.73 $22.87 $10.03 12.4% 20.6% 20.0% 16.8% 27.04% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 2017 2018 2019 2020 Q1'21 ROE and EPS Diluted EPS Return on Equity Less $80M GFB potential fraud incident 0.09% SVB Leerink Revenue (Investment Banking Revenue and Commissions) NCOs4

23% 19% 11% 2% 24% 17% 3% 1% 17% 33% 27% 13% 2% 7% 1% Strong liquidity franchise Uniquely positioned to drive balance sheet growth On and off- balance sheet liquidity solutions1 2 Diversified sources of liquidity from high-growth markets 3 Low cost deposits 40+ liquidity management products to meet clients’ needs and optimize pricing and mix 66% of total Q1’21 average deposits are noninterest-bearing $110.6B $151.6B ON-BALANCE SHEET DEPOSITS OFF-BALANCE SHEET CLIENT FUNDS 4 bps 13 bps SVB TOP 50 BANKS3 $262.2B TOTAL CLIENT FUNDS Early-Stage Life Science/ Healthcare Early-Stage Technology Private Bank International2 Life Science/ Healthcare Technology Other U.S. Global Fund Banking OBS CLIENT FUNDS CLIENT NICHE1: Q1 2021 Financial Highlights 37 1. As of March 31, 2021. Represents management view of client niches. 2. International balances do not tie to regulatory definitions for foreign exposure. Includes clients across all client niches and life-stages, with International Global Fund Banking representing 4% of total client funds. 3. Source: S&P Global Market Intelligence average for 24 of the top 50 US banks by asset size as of April 21, 2021. DEPOSITSQ1’21 AVERAGE BALANCES Q1’21 AVERAGE COST OF DEPOSITS

PERIOD-END ASSETS $ Billions PERIOD-END LIABILITIES $ Billions 46.9 51.7 64.4 107.1 132.2 -$5 $15 $35 $55 $75 $95 $115 $135 2017 2018 2019 2020 Q1'21 51.2 56.9 71.0 115.5 142.3 -$10 $10 $30 $50 $70 $90 $110 $130 $150 2017 2018 2019 2020 Q1'21 High-quality balance sheet growth driven by deposits Q1 2021 Financial Highlights Noninterest- bearing Deposits Borrowings Interest-bearing Deposits Other Liabilities 38 85% of assets in high-quality investments and low credit loss experience lending* Noninterest-bearing deposits 64% of total liabilities * Based on cash, fixed income investment portfolio and Global Fund Banking and Private Bank loan portfolios as of March 31, 2021. Net Loans Other Assets Non-marketable Securities (primarily VC & LIHTC investments) Held-to Maturity Securities Available-for- Sale Securities Cash and Cash Equivalents

High-quality and liquid investment portfolio

U.S. Treasuries and agency-backed securities make up 93% of fixed income portfolio

PERIOD-END AVAILABLE-FOR-SALE SECURITIES
$ Billions

Managing for flexibility and positioning for higher rates through hedging activity (targeting <2y hedge-adjusted AFS portfolio duration)


11.1
7.8
14.0
30.9
26.0
2017
2018
2019
2020
Q1'21

PERIOD-END HELD-TO-MATURITY SECURITIES
$ Billions

Opportunistically buying strong credit-quality munis and corporate bonds to support portfolio yields


12.7
15.5
13.8
16.6
41.2
2017
2018
2019
2020
Q1'21

- U.S. Treasury securities
- U.S. agency debentures
- Agency-issued collateralized mortgage obligations – fixed rate
- Agency-issued collateralized mortgage obligations – variable rate
- Agency-issued residential mortgage-backed securities
- Municipal bonds and notes
- Agency-issued commercial mortgage-backed securities
- Equity securities*
- Corporate bonds

svb

* Equity securities in public companies are reported in available-for-sale securities in 2017. Upon the adoption of ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, on January 1, 2018, these equity securities are reported in non-marketable and other equity securities.

Q1 2021 Financial Highlights 39

4.5 5.5 7.0 8.9 10.9 14.4 16.7 19.9 23.1 28.3 33.2 45.2 47.7 11% 10% 8% 9% 9% 8% 6% 6% 6% 6% 5% 3% 3% 0% 2% 4% 6% 8% 10% 12% $. $5. $10. $15. $20. $25. $30. $35. $40. $45. 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1'21 Improved risk profile, with growth driven by lowest risk portfolio segments Q1 2021 Financial Highlights Early-Stage ID % of total loans Other* Technology and Life Science/Healthcare Premium Wine Private Bank Global Fund Banking PERIOD-END TOTAL LOANS $ Billions Early-Stage Investor Dependent (“ID”) loans, our highest risk segment, now only 3% of total loans, down from 11% in 2009 and 30% in 2000 40 * Includes $1.6B of SBA PPP loans in 2020 and in Q1’21. 68% of loans in Global Fund Banking and Private Bank, segments with lowest historical credit losses

Long history of strong, resilient credit Q1 2021 Financial Highlights 41 1. Non-performing loans as a percentage of period-end total loans. 2. Net loan charge-offs as a percentage of average total loans. NON-PERFORMING LOANS & NET CHARGE-OFFS IMPROVED LOAN MIX % of period- end total loans NCOs2NPLs1 Global Financial CrisisDotcom Bubble Crash 2009 11% Early-Stage 30% GFB + Private Bank Q1’21 3% Early-Stage 68% GFB + Private Bank 2000 30% Early-Stage 5% GFB + Private Bank We’ve successfully navigated economic cycles before and our risk profile has improved COVID-19 Pandemic Less $80M GFB potential fraud incident 0.09% VC Recalibration 1.07% 1.03% 0.97% 0.62% 0.64% 0.26% 0.31% 0.18% 1.57% 1.15% 0.71% 0.52% 0.42% 0.47% 0.27% 0.73% 0.59% 0.51% 0.34% 0.32% 0.23% 0.20% 3.32% 1.02% 0.25% -0.08% 0.10% 0.04% 0.14% 0.35% 0.87% 2.64% 0.77% -0.02% 0.31% 0.33% 0.32% 0.30% 0.46% 0.27% 0.22% 0.24% 0.20% 0.79% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q1'21

Low credit risk capital call lines of credit

Largest driver of loan growth over past 7 years; strong underwriting and well-diversified

Global Fund Banking capital call lending

Short-term lines of credit used by PE and VC funds to support investment activity prior to the receipt of Limited Partner capital contributions

55%[1] **of total loans**

Strong **sources of repayment**

LIMITED PARTNER COMMITMENTS and robust secondary markets

VALUE OF FUND INVESTMENTS with solid asset coverage

Recent potential fraud loss is an isolated event in our ~30 years of capital call lending

Global Fund Banking portfolio[2]

BY INVESTMENT STYLE



VC funds
18%
24%
Growth
Real Estate
5%
Debt
9%
18%
Buyout
11%
Other
15%
PE Funds
Fund of Funds

BY INDUSTRY



Energy
Other
Infrastructure
Natural Resources
3%
6%
FinTech
4%
Life Sciences
10%
37%
Technology
Real Estate
7%
Industrial
6%
11%
15%
Consumer
Debt

1. Capital call lines represent 97% of GFB portfolio.
2. Based on total GFB loan commitments (funded + unfunded) as of March 31, 2021.

Q1 2021 Financial Highlights 42

Supporting innovation around the world Q1 2021 Financial Highlights 43 Q1’21 VC investment by market*  SVB Financial Group’s offices  SVB Financial Group’s international banking network $78B AMERICAS $22B EMEA $34B APAC Expanding our platform globally Israel Tel Aviv Business development 2008 U.K. 2004 China 2005 Shanghai Beijing (2010) Business development London Full-service branch (2012) China 2012 SPD Silicon Valley Bank (JV) Shanghai Additional JV branches Beijing (2017) Shenzhen (2018) Hong Kong 2009 Business development Europe 2016 Ireland (2016) Business development Germany (2018) Lending branch Denmark (2019) Business development Canada 2019 Toronto (2019) Lending branch Vancouver (2020) Business development * As of March 31, 2021. Source: PitchBook.

$7.7 $10.4 $11.6 $15.1 $25.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 2017 2018 2019 2020 Q1'21 $1.9 $2.8 $3.9 $5.4 $7.1 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 2017 2018 2019 2020 Q1'21 Growing international activity Q1 2021 Financial Highlights 44 $7.1B INTERNATIONAL AVERAGE LOANS 15% of total loans $3.5B INTERNATIONAL AVERAGE OBS CLIENT FUNDS 2% of total OBS client funds $1.4 $2.4 $3.0 $3.3 $3.5 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 2017 2018 2019 2020 Q1'21 $33.8 $54.0 $67.0 $75.3 $24.5 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 2017 2018 2019 2020 Q1'21 $25B INTERNATIONAL AVERAGE DEPOSITS 23% of total deposits $24.5M INTERNATIONAL CORE FEE INCOME1 15% of total core fees Note: Reflects figures for international operations in U.K., Europe, Israel and Asia (Canada is included in our U.S. Technology Banking segment). This management segment view does not tie to regulatory definitions for foreign exposure. 1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q1 2021 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 2. 2017-2020 CAGR.

12.38% 20.57% 20.03% 16.83% 27.04% 9.77% 12.76% 11.80% 8.27% 13.70% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 2017 2018 2019 2020 Q1'21 Industry-leading performance Q1 2021 Financial Highlights 45 Strong return on equity Strong total shareholder return RETURN ON EQUITY 96.395 82 1/1/16 7/1/16 1/1/17 7/1/17 1/1/18 7/1/18 1/1/19 7/1/19 1/1/20 7/1/20 1/1/21 SVB 4.2x BKX 1.6x S&P 500 1.9x TOTAL SHAREHOLDER RETURN3 1/1/16-3/31/21 1. Source: S&P Global Market Intelligence. “Peers” refers to peer group as reported in our Proxy Statement for each year and is subject to change on an annual basis. 2. Q1’21 represents annualized ROE. Q1’21 peer ROE includes 10 of 15 peers as of April 21, 2021. 3. Cumulative total return on $100 invested on 1/1/16 in stock or index. Includes reinvestment of dividends. SVB Peer Average1 3/31/21 2

Acquisition of Boston Private: Financially attractive transaction with large growth opportunity


Silicon Valley Bank
Global commercial banking
SVB Private Bank
Private banking and wealth management
svb Silicon Valley Bank
Clients
svb Private Bank
svb Capital
SVBLEERINK
SVB Leerink
Investment banking for healthcare and life science companies
SVB Capital
Private venture investing expertise, oversight and management

Accelerates growth of private banking and wealth management business

- **Adds immediate scale** to private banking and wealth management business ($18.7B combined AUM[1])
- **Expands capabilities and capacity** to help deepen client relationships and capture **~$400B opportunity** among current clients[2]
- Harnesses complementary offerings to deliver **unique insights and solutions**
- **Advances digital client experience**
- **Immediately accretive** to TBV per share at close
- **Low single digit** earnings per share accretion
- **Diversifies revenues** and **enhances profitability** to **support long-term growth**

Reinforces our vision to be the most sought-after financial partner helping innovators, enterprises, and investors ***move bold ideas forward, fast***

Note: On January 4, 2021, SVB Financial Group announced its planned acquisition of Boston Private Financial Holdings, Inc. The acquisition is expected to close in mid-2021 subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals and approvals by the shareholders of Boston Private. See SEC filings for more information.

1. Combined assets under management ("AUM") based on SVB Private Bank's AUM and Boston Private's AUM as of March 31, 2021.
2. Estimated potential "total client position" ("TCP") through SVB's current commercial clients based on SVB management analysis (2020). TCP includes potential wealth management assets, lending and deposits.

Q1 2021 Financial Highlights 46

Combined platform well-positioned to capture compelling market opportunity

+ SVB's leadership position in the innovation economy and large balance sheet
+ Boston Private's broad product set and advanced technology
+ Complementary talent and offerings

	svb Private Bank	BOSTON PRIVATE	Combined
Advisory solutions			
HNW/UHNW advisory[1]	✓	✓	✓
Tax planning		✓	✓
Philanthropy		✓	✓
Trust services		✓	✓
Estate planning	Partial	✓	✓
Investment solutions			
Impact investing		✓	✓
Investments focused on the innovation economy[2]	✓		✓
Broker-dealer	✓		✓
Banking solutions			
Mortgages	✓	✓	✓
Securities-based lending	✓	✓	✓
Private stock lending	✓		✓
Specialty commercial lending		✓	✓
Full private banking payment solutions	✓	✓	✓

Combined → Premier private banking and wealth platform

Trusted advisor	with deep wealth management and innovation economy expertise
Comprehensive planning	to prepare for liquidity and life events
Exclusive access	to events, insights and investment opportunities in the innovation economy[2]
Sophisticated solutions	to address equity compensation, concentrated stock positions and non-liquid assets
Next generation digital platform	"Always on" digitally enabled interactions and improved efficiencies
Large balance sheet	to support clients' borrowing needs

1. High net worth ("HNW") and ultra high net worth ("UHNW").
2. E.g., fund of funds, venture capital and direct investments in private innovation companies.

svb

Q1 2021 Financial Highlights 47

Increasing diversity, equity and inclusion ("DEI") at SVB, with our partners and across the innovation economy

Embracing diverse perspectives and fostering a culture of belonging

1 Start with values and culture

We start with **EMPATHY** for others.

We speak & act with **INTEGRITY**.

We embrace **DIVERSE** perspectives.

We take **RESPONSIBILITY**.

We keep **LEARNING & IMPROVING**.

2 Take a multipronged approach with measurable goals

Chief Diversity Officer & executive-led DEI Steering Committee

Employee advocacy network

Employee awareness programs, regular training & educational opportunities

Fair pay analysis

Full-time Diversity Recruiting Director

Leadership development

Hiring outreach programs & strategic partnerships

Increase diversity of senior leaders to **56%** by 2025

Reach senior leadership gender parity **50/50** by 2030

3 Measure and communicate progress

DIVERSITY AT SVB*	Total Workforce	Senior Leaders	Board Members
Diverse (US)	67%	52%	69%
Female (Global)	44%	34%	31%
Racial Minority (US)	41%	29%	15%

Championing causes that impact access to and diversity in the innovation economy

Access to Innovation

Our signature program to increase funding for startups founded by women, Black, Latinx or other underrepresented groups and to advance diversity and gender parity in leadership of innovation companies

2020 CONTRIBUTIONS

34
Partner organizations focused on furthering DEI in innovation

$1.0M
Donated to causes supporting gender parity in innovation

$3.1M
Support for diverse, emerging talent in innovation

$20M
Donated SBA PPP fees (net of costs incurred) to diversity and community efforts (donations will be managed through the SVB Foundation)

Note: Refer to www.svb.com/living-our-values/inclusion-diversity for more information. Website content/links are not a part of this presentation.
* Metrics as of March 31, 2021. Diverse includes (as disclosed to us) any woman, any person of color, veteran or person with disability. Person of color refers to anyone who self identifies as Hispanic/Latino, Black or African American, Asian, American Indian or Native Alaskan, Native Hawaiian or Other Pacific Islander or Two or More Races/Other. We utilize this blended measure to include different backgrounds and social categorizations. Senior leader includes the following job levels: Executive Committee (includes our executive officers) and leaders from certain top levels of SVB's two highest bands of management.

svb

Q1 2021 Financial Highlights 48

Jeffrey A. Leerink CHIEF EXECUTIVE OFFICER SVB LEERINK 2 years at SVB Yvette Butler PRESIDENT OF SVB PRIVATE BANK & WEALTH MANAGEMENT 3 years at SVB Strong, seasoned management team 49 Laura Izurieta CHIEF RISK OFFICER 5 years at SVB Dan Beck CHIEF FINANCIAL OFFICER 4 years at SVB Greg Becker PRESIDENT AND CEO SVB FINANCIAL GROUP 28 years at SVB Marc Cadieux CHIEF CREDIT OFFICER 29 years at SVB John China PRESIDENT OF SVB CAPITAL 25 years at SVB Phil Cox CHIEF OPERATIONS OFFICER 12 years at SVB Michelle Draper CHIEF MARKETING OFFICER 8 years at SVB Chris Edmonds- Waters CHIEF HUMAN RESOURCES OFFICER 17 years at SVB Michael Zuckert GENERAL COUNSEL 7 years at SVB 13 years average tenure at SVB Mike Descheneaux PRESIDENT SILICON VALLEY BANK 15 years at SVB Diverse experience and skills to help direct our growth Q1 2021 Financial Highlights John Peters CHIEF AUDITOR 14 years at SVB

Glossary Q1 2021 Financial Highlights 50 The following terms are used throughout this presentation to refer to certain SVB-specific metrics: Non-GAAP Measures (Please see “Use of non-GAAP Financial Measures” in our Q1 2021 Earnings Release and non-GAAP reconciliations at the end of this presentation) Core Fee Income – Fees from letters of credit, client investments, credit cards, deposit service charges, foreign exchange and lending-related fees, in aggregate. Core Fee Income plus SVB Leerink Revenue – Core fee income, from above, plus investment banking revenue and commissions. SVB Leerink Revenue and Expenses – SVB Leerink revenue defined as investment banking revenue and commissions and excludes other income earned by SVB Leerink. SVB Leerink expenses represents all SVB Leerink operating and acquisition related expenses. Core Operating Efficiency Ratio – Calculated by dividing noninterest expense after adjusting for noninterest expense from SVB Leerink and NCI by total revenue, after adjusting for gains or losses on investment securities and equity warrant assets, SVB Leerink revenue and NCI. This ratio excludes income and expenses related to SVB Leerink and certain financial items where performance is typically subject to market or other conditions beyond our control. Gains (losses) on Investment Securities, Net of Non-Controlling Interests – Net gains on investment securities include gains and losses from our non-marketable and other equity securities, which include public equity securities held as a result of exercised equity warrant assets, gains and losses from sales of our Available-For-Sale debt securities portfolio, when applicable, and carried interest. This measure excludes amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost. Note regarding Q1’21 expectations presented and non-GAAP measures – Non-GAAP Core Fee Income and SVB Leerink Revenue collectively represent noninterest income, but exclude certain line items where performance is typically subject to market or other conditions beyond our control. Non-GAAP Noninterest Expense represents noninterest expense, but excludes expenses attributable to noncontrolling interests. As we are unable to quantify such line items that would be required to be included in the comparable GAAP financial measure for the future period presented without unreasonable efforts, no reconciliation for the outlook of these non-GAAP measures to the comparable GAAP financial measures for Q1’21 is included in this presentation, as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. Other Measures Total Client Funds – The sum of on-balance sheet deposits and off-balance sheet client investment funds. Fixed Income Securities – Available-for-sale ("AFS") and held-to-maturity ("HTM") securities held on the balance sheet.

Acronyms and abbreviations Q1 2021 Financial Highlights 51 LTV – Loan-to-value LS – Life science M&A – Merger & acquisition MBS – Mortgage-backed security Munis – Municipal bonds NCI – Non-controlling interests NCO – Net charge-off NII – Net interest income NIM – Net interest margin NPL – Non-performing loan OBS – Off-balance sheet OCI – Other comprehensive income PE – Private equity QoQ – Quarter over quarter Repo – Repurchase agreement RMBS – Residential mortgage-backed security ROE – Return on equity SEC – Securities & Exchange Commission SBA PPP – Small Business Administration Paycheck Protection Program SPAC – Special purpose acquisition company TBV – Tangible book value TCP – Total client position Tech – Technology VC – Venture capital YoY – Year over year YTD – Year to date ACL – Allowance for credit losses AFS – Available-for-sale API – Application programming interface AUM – Assets under management Bp – Basis point BD&T – Business development & travel CAGR – Compound annual growth rate CFD – Cash-flow dependent CMO – Collateralized mortgage obligation CMBS – Commercial mortgage-backed security Corp Fin – Corporate Finance DEI – Diversity, equity and inclusion Dep – Dependent EOP – End of period Ex – Excluding EPS – Earnings per share FHLB – Federal Home Loan Bank FRB – Federal Reserve Board FTE – Full-time employee FX – Foreign exchange GFB – Global Fund Banking HC – Healthcare HNW/UHNW – High net worth, ultra high net worth HTM – Held-to-maturity ID – Investor dependent LIHTC – Low income housing tax credit funds LOC – Letter of credit

Non-GAAP reconciliations 52Q1 2021 Financial Highlights

Non-GAAP reconciliation Core Fee Income Q1 2021 Financial Highlights Non-GAAP core fee income (dollars in thousands) Year ended December 31, 2017 2018 2019 2020 Q1’21 GAAP noninterest income $557,231 $744,984 $1,221,479 $1,840,148 $744,180 Less: gains on investment securities, net of NCI 64,603 88,094 134,670 420,752 167,078 Less: net gains on equity warrant assets 54,555 89,142 138,078 237,428 221,685 Less: other noninterest income 59,110 51,858 55,370 98,145 29,792 Non-GAAP core fee income plus SVB Leerink revenue $378,963 $515,890 $893,361 $1,083,823 $325,625 Investment banking revenue — — 195,177 413,985 142,302 Commissions — — 56,346 66,640 24,439 Less: total non-GAAP SVB Leerink revenue — — 251,523 480,625 166,741 Non-GAAP core fee income $378,963 $515,890 $641,838 $603,198 $158,884 53 See “Use of non-GAAP Financial Measures” in our Q1 2021 Earnings Release for more information.

Non-GAAP reconciliation

Core Operating Efficiency Ratio

(Dollars in thousands, except ratios)		Year ended December 31, 2017	2018	2019	2020	Q1'21
GAAP noninterest expense	A	1,010,655	1,188,193	1,601,262	2,035,041	636,001
Less: expense attributable to noncontrolling interests		813	522	835	475	117
Non-GAAP noninterest expense, net of noncontrolling interests		1,009,842	1,187,671	1,600,427	2,034,566	635,884
Less: expense attributable to SVB Leerink		—	—	252,677	378,970	136,351
Less: real estate expenses		—	—	—	29,317	—
Less: charitable donation of net PPP loan origination fees		—	—	—	20,000	—
Non-GAAP noninterest expense, net of noncontrolling interests, SVB Leerink and other non-recurring expenses	B	**1,009,842**	**1,187,671**	**1,347,750**	**1,606,279**	**499,533**
GAAP net interest income		1,420,369	1,893,988	2,096,601	2,156,284	659,579
Adjustments for taxable equivalent basis		3,076	9,201	11,949	16,230	5,555
Non-GAAP taxable equivalent net interest income		1,423,445	1,903,189	2,108,550	2,172,514	665,134
Less: income attributable to noncontrolling interests		33	30	72	26	—
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests		1,423,412	1,903,159	2,108,478	2,172,488	665,134
Less: net interest income attributable to SVB Leerink		—	—	1,252	578	166
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests and SVB Leerink		1,423,412	1,903,159	2,107,226	2,171,910	664,968
GAAP noninterest income		557,231	744,984	1,221,479	1,840,148	744,180
Less: income attributable to noncontrolling interests		29,452	38,000	48,624	86,375	25,067
Non-GAAP noninterest income, net of noncontrolling interests		527,779	706,984	1,172,855	1,753,773	719,113
Less: Non-GAAP net gains on investment securities, net of noncontrolling interests		35,416	49,911	86,169	334,283	142,047
Less: net gains on equity warrant assets		54,555	89,142	138,078	237,428	221,685
Less: investment banking revenue		—	—	195,177	413,985	142,302
Less: commissions		—	—	56,346	66,640	24,439
Non-GAAP noninterest income, net of noncontrolling interests and net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions		437,808	567,931	697,085	701,437	188,640
GAAP total revenue	C	**1,977,600**	**2,638,972**	**3,318,080**	**3,996,432**	**1,403,759**
Non-GAAP taxable equivalent revenue, net of noncontrolling interests and SVB Leerink, net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions	D	**1,861,220**	**2,471,090**	**2,804,311**	**2,873,347**	**853,608**
GAAP operating efficiency ratio (A/C)		**51.11%**	**45.02%**	**48.26%**	**50.92%**	**45.31%**
Non-GAAP core operating efficiency ratio (B/D)		**54.26%**	**48.06%**	**48.06%**	**55.90%**	**58.52%**

svb

See "Use of non-GAAP Financial Measures" in our Q1 2021 Earnings Release for more information.

Q1 2021 Financial Highlights 54

Important information regarding forward-looking statements and use of non-GAAP financial measures The Company’s financial results for 2020 reflected in this presentation are unaudited. This document should be read in conjunction with the Company’s SEC filings. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” "could," "would," “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations about, among other things: economic conditions; the potential effects of the COVID-19 pandemic; opportunities in the market; outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix, loan yields, credit quality, deposits, noninterest income, and expense levels; financial results; and the proposed acquisition of Boston Private. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. We wish to caution you that such statements are just predictions and actual events or results may differ materially, due to changes in economic, business and regulatory factors and trends. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: market and economic conditions (including the general condition of the capital and equity markets, and IPO, M&A and financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments); the COVID-19 pandemic and its effects on the economic and business environments in which we operate; the impact of changes in the U.S. presidential administration and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies; changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; changes in the levels of our loans, deposits and client investment fund balances; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; variations from our expectations as to factors impacting the timing and level of employee share-based transactions; an inability to complete the acquisition of Boston Private, or changes in the currently anticipated timeframe, terms or manner of such acquisition; greater than expected costs or other difficulties related to the integration of our business and that of Boston Private; variations from our expectations as to the amount and timing of business opportunities, growth prospects and cost savings associated with completing the acquisition of Boston Private; unfavorable resolution of legal proceedings/claims or regulatory/governmental actions; variations from our expectations as to factors impacting our estimate of our full-year effective tax rate; changes in applicable accounting standards and tax laws; and regulatory or legal changes or their impact on us. The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and may continue to adversely affect, our business, operations, financial performance and prospects. Even after the COVID-19 pandemic subsides, it is possible that the U.S. and other major economies experience or continue to experience a prolonged recession, which could materially and adversely affect our business, operations, financial performance and prospects. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including (i) our latest Annual Report on Form 10-K, (ii) our most recent Quarterly Report on Form 10-Q, and (iii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law. This presentation shall not constitute an offer or solicitation in connection with any securities. Use of Non-GAAP Financial Measures To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non-GAAP core fee income, non-GAAP SVB Leerink revenue and expenses, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, non-GAAP noninterest expense and non- GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. Under the “Use of Non-GAAP Financial Measures” section in our latest earnings release filed as an exhibit to our Form 8-K on April 22, 2021, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section of the earnings release for more information. Q1 2021 Financial Highlights 55

SVB Financial Group is the holding company for all business units and groups © 2021 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB LEERINK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. About SVB Financial Group For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at www.svb.com. 56Q1 2021 Financial Highlights

Q1 2021 Financial Highlights @SVBFinancialGroup Silicon Valley Bank @SVB_Financial www.svb.com 57